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                                                                   EXHIBIT 10.14

                     [FROM OF BRIDGE LOAN PROMISSORY NOTE]

                                PROMISSORY NOTE

                                                                   July __, 1997


          The undersigned, APPLIED VOICE RECOGNITION, INC., a Utah corporation ("Maker"), whose address is 4615 Post Oak Place, Suite 111, Houston, Texas 77027, for value received, promises to pay to the order of ("Payee") in lawful money of the United States of America, the principal sum of [amount loaned to the Company], plus accrued interest on the unpaid principal amount outstanding on this note at a per annum rate equal to twelve percent (12%) per annum. All principal and any interest hereunder shall be payable at 4615 Post Oak Place, Suite 111, Houston, Texas 77027 or such other place which Payee may hereinafter designate in writing. In addition to the interest provided for herein, upon execution of this Note and the advancement of the proceeds evidenced hereby, Maker shall deliver to Payee a Warrant for the purchase of [one warrant for each dollar loaned to the Company] shares of common stock of Maker with an exercise price equal to the purchase price of the first shares sold pursuant to the Private Placement Memorandum (as defined below).

          This Note is due upon the sooner to occur of six (6) months following the date of this Note, or three (3) business days following the completion of the sale of securities to investors (and receipt of first funds therefrom) pursuant to that certain Confidential Private Placement Memorandum dated June 5, 1997 (the "Private Placement Memorandum") or such other private placement memorandum as may be produced by Maker from time to time. All payments hereunder shall be first credited against any accrued and unpaid interest hereunder, with all remaining amounts credited against unpaid principal. In the event a payment is past due hereunder, interest shall accrue on the entire remaining principal balance hereunder at the lessor of eighteen percent (18%) per annum or the maximum rate allowed by law. All interest that shall accrue in accordance herewith on the indebtedness evidenced by this Note shall be computed on the basis of a year of 365 or 366 days, as the case may be.

          In addition to all principal and accrued interest on this Note, Maker agrees to pay (i) all reasonable costs and expenses incurred by all owners and holders of this Note in collecting this Note through reorganization, bankruptcy, receivership or any other proceeding and (ii) reasonable attorney's fees when and if this Note is placed in the hands of an attorney for collection after default.

          It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable laws that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to Maker by Payee (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to Maker by Payee) (iii) neither Maker nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the maximum lawful interest rate.

          Maker and any other co-makers, endorsors, guarantors and sureties severally (i) waive notice (including, but not limited to, notice of protest, notice of dishonor and notice of intent to accelerate or notice of acceleration), demand, presentment of payment, protest and filing of suit for the purpose of fixing liability, (ii) consent that the time of payment hereof may be extended without notice to them or any of them, (iii) expressly agree that it will not be necessary for any holder hereof, in order to enforce payment of this Note by them, to first institute suit or exhaust its remedies against Maker or any others liable herefor, or to enforce its rights against any security herefor and (iv) consent to any extensions or postponements of time of payment of this Note or any other indulgences with respect hereto without notice thereof to any of them.
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          IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first above written on this ___ day of ___________, 1997.


                                 APPLIED VOICE RECOGNITION, INC.


                                 By:
                                    ----------------------------------
                                 Print Name:
                                            --------------------------
                                 Title:
                                       -------------------------------




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